Exhibit 99

O’Sullivan Industries Announces its Corporate Headquarters Will Move to
the Atlanta, Georgia Area and Updates Executive Management Changes

Lamar, MO, August 18, 2004. O’Sullivan Industries Holdings, Inc. (Other OTC – Senior Preferred Stock — OSULP.PK), a leading manufacturer and distributor of office, household and home organization products for the past 50-years, today announces that it’s corporate headquarters will be moving to the Atlanta, Georgia area.

Corporate Headquarters Move

O’Sullivan Industries is moving its corporate headquarters to the Atlanta area from Lamar, Missouri. It is expected this move will be completed by October 30th. The new corporate headquarters will be staffed by:

•	Executive Management as outlined below;
•	Marketing Strategic Business Units;
•	Senior Sales Management; and
•	Selected Financial and Support Personnel

All other functions including manufacturing, engineering, accounting, customer service, distribution, etc. will remain in the company’s current facilities in Lamar, Missouri and South Boston, Virginia.

“We are excited about moving the corporate headquarters to the Atlanta area,” stated Bob Parker, president and chief executive officer of O’Sullivan Industries. “By moving to a larger metropolitan area we will make our corporate headquarters more accessible to our valued customers and others. In addition, the move will allow us to expand our management recruiting opportunities.”

Executive Management Updates

As previously announced, O’Sullivan Industries has added several key members to its executive management team in recent weeks including:

•	Bob Parker, O’Sullivan’s new President and CEO formerly Chief Operating Officer of Newell Rubbermaid’s Sharpie/Calphalon Group;
•	Rick Walters, O’Sullivan’s new Executive Vice President a formerly Group Vice President and CFO of Newell Rubbermaid’s Sharpie/Calphalon Group; and
•	Mike Orr, O’Sullivan’s new Executive Vice President — Operations formerly Group Vice President— Operations of Newell Rubbermaid’s Sharpie Group
•	Kevin McCarthy, O’Sullivan’s new Vice President of Human Resources formerly Vice President of Human Resources for Kiddie plc in North Carolina

This new executive management team will combine the talents of proven consumer products industry professionals with the remaining management of O’Sullivan Industries.

“These new executives have enhanced O’Sullivan Industries’ executive management team at a time when the company is beginning the process of transforming itself,” continued Bob Parker, president and chief executive officer of O’Sullivan Industries. “In addition to the numerous changes we are making with the executive management team, we are also in the process of transforming our sales, marketing, operations, finance and other groups.”

Conclusion

“We will continue down the path of continuously improving the company, concluded Bob Parker, president and chief executive officer of O’Sullivan Industries. “Part of this process is ensuring we have the right people in the right jobs in order to get the company back on track to achieving acceptable top and bottom line results. We are well on the way to achieving this goal. Our new corporate mission is to create exceptional value for our employees, shareholders and customers. Our management team looks forward to ensuring this mission is realized as we work together to make O’Sullivan Industries a better company for the future.”

The forward-looking statements in this release involve risks and uncertainties that are dependent upon a number of factors such as sales levels, product mix, customer acceptance of existing and new products, material price increases, bankruptcy or loss of significant customers, interest rate fluctuations, and other factors, all of which are difficult to predict and most of which are beyond O’Sullivan’s control. Actual results could differ materially from those expressed in the forward-looking statements. Please review the Company’s 10-K and most recent 10-Q reports filed with the Securities and Exchange Commission.

For more information contact:
Rick Walters, Executive Vice President and CFO (417) 682-8312